EXHIBIT 99.1


                            GREATER COMMUNITY BANCORP
             55 Union Boulevard, P.O. Box 269, Totowa, NJ 07511-0269
                        (973) 942-1111 Fax (973) 942-9816
                            www.greatercommunity.com



FOR FURTHER INFORMATION:

AT GREATER COMMUNITY BANCORP                         FOR MEDIA:
----------------------------                         ----------
C. Mark Campbell                                     Linda Margolin
201-599-9400 x 7801                                  Margolin & Associates, Inc.
cmcampbell@greatercommunity.com                      216-765-0953
-------------------------------                      lmm@margolinIR.com
                                                     ------------------

           President and CEO of Greater Community Bancorp to Step Down

TOTOWA, N.J. - (BUSINESS WIRE) -- July 30, 2003 - The Board of Directors of Greater Community Bancorp (Nasdaq: GFLS) today announced that George E. Irwin has submitted his resignation as president, chief executive officer and director effective September 1, 2003. Mr. Irwin will remain with the Company in a role with reduced responsibilities.

Effective September 1, Anthony M. Bruno, Jr., the Company's chairman, will assume the responsibilities of chief executive officer as well as becoming president and chief executive officer of the Company's subsidiary, Greater Community Bank.

The Board also announced that C. Mark Campbell, currently the executive vice president of Greater Community Bancorp, was promoted to president and chief operating officer of the financial holding company while also retaining his position of president and chief executive officer of Bergen Commercial Bank, a subsidiary of the holding company.

Mr. Irwin has been serving as president and chief executive officer since 1999, and president and chief operating officer since 1987. He was one of the Company's original founders when Great Falls (now Greater Community) Bank opened for business in 1986. Mr. Bruno said, "It is with great sadness that we accept George's resignation. George has played an integral role in Greater Community's growth and success over the last seventeen years, and we are grateful to him for his many contributions."

Mr. Irwin stated, "It has been a rewarding experience to participate in Greater Community's dynamic journey from start-up and to a Russell 3000 company. However, my recent diagnosis of chronic renal failure has led me to decide that a reduced role is in the best interests of the Company and my family. I look forward to serving in my new role."







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About the Company

Greater Community Bancorp is a $754 million financial holding company headquartered in Totowa, New Jersey. The Company operates fifteen branches in the northern New Jersey counties of Bergen, Passaic and Morris through its three state-chartered commercial bank subsidiaries: Greater Community Bank, Bergen Commercial Bank and Rock Community Bank. They provide traditional commercial and retail banking services to small businesses and consumers in New Jersey. The Company also owns two subsidiaries: Greater Community Financial and Highland Capital Corp, an equipment leasing and financing subsidiary.

Forward-Looking Statements

This release contains forward-looking statements relating to present or future trends or factors affecting the banking industry, and specifically the financial condition and results of operations, including without limitation, statements relating to the earnings outlook of the Company, as well as its operations, markets and products. Actual results could differ materially from those indicated. Among the important factors that could cause results to differ materially are interest rate changes, continued softening in the economy, which could materially impact credit quality trends and the ability to generate loans, changes in the mix of the Company's business, competitive pressures, changes in accounting, tax or regulatory practices or requirements and those risk factors detailed in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission. The Company undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.





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